UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 2, 2023, the New York Transportation Development Corporation (“NYTDC”) issued its Special Facilities Revenue Bonds, Series 2023 (Delta Air Lines, Inc. – LaGuardia Airport Terminals C&D Redevelopment Project), in the aggregate principal amount of $877,855,000 (the “2023 Bonds”). NYTDC loaned the proceeds from the 2023 Bonds to Delta Air Lines, Inc. (“Delta,” “we” or “us”) (i) to finance a portion of the costs relating to a construction project that Delta is undertaking at LaGuardia Airport in Queens, New York (“LGA Airport”), which consists of the demolition of substantially all of LGA Airport’s previously existing Terminals C and D, the design and construction of new terminal facilities at LGA Airport, and the design and construction of certain other facilities at LGA Airport (the “Facilities”), (ii) to pay interest on the 2023 Bonds, and (iii) to pay costs of issuance related to the 2023 Bonds.

We are required to pay debt service on the 2023 Bonds through payments under loan agreements with NYTDC, and we have guaranteed the 2023 Bonds. Our obligations under the guaranty, the loan agreements and the related promissory notes are secured by mortgages (the “Leasehold Mortgages”) on our lease of the Facilities and related property (the “Lease”) from the Port Authority of New York and New Jersey (the “Port Authority”).

The 2023 Bonds were issued as term bonds as follows:

Series 2023 Term Bonds
Maturity Dates	Amount	Initial Long-Term Interest Rate	Yield
April 1, 2035	$428,085,000	6.000%	5.600%(1)
April 1, 2040	$449,770,000	5.625%	5.850%
(1)	Yield to the optional par call date of April 1, 2031.

Interest will be payable by us on April 1, 2024 and on each October 1 and April 1 thereafter. Each maturity of the 2023 Bonds is subject to annual mandatory sinking fund redemption requirements commencing four years prior to its maturity.

The 2023 Bonds are subject to optional redemption, in whole or in part, on any date on or after April 1, 2031, at the option of NYTDC at the direction of Delta, at a price equal to the unpaid principal amount of the bonds to be redeemed, plus accrued but unpaid interest to (but not including) the date of redemption, without premium. In addition, the 2023 Bonds are subject to optional redemption at a price equal to the unpaid principal amount of the 2023 Bonds to be redeemed, plus accrued but unpaid interest to (but not including) the date of redemption, without premium, if a failure to redeem the bonds (or a portion thereof) may adversely affect the exclusion of interest from the gross income of the bondholders and redemption would permit continuance of such exclusion.

The 2023 Bonds are also subject to mandatory redemption, in whole or in part, at a price equal to the unpaid principal amount of the bonds to be redeemed, plus accrued but unpaid interest to (but not including) the date of redemption, without premium, (i) to the extent the Port Authority pays unamortized capital investment attributable to lessee debt under the Lease, (ii) if the Port Authority pays the lessee debt under the Lease after a default by us under the Lease, (iii) to the extent we make any payment in connection with certain releases of the premises pursuant to the Leasehold Mortgages, or (iv) in certain circumstances, if interest on the 2023 Bonds is determined to be taxable as a result of our breach of an applicable representation, warranty or covenant.

On or after April 1, 2031, the 2023 Bonds may be subject to mandatory tender for purchase, in whole or in part, at the option of NYTDC at the direction of Delta.

Amounts payable with respect to the 2023 Bonds can be accelerated upon the occurrence of certain events of default, including failure to pay principal and interest when due and the occurrence of certain bankruptcy events with respect to us.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Daniel C. Janki
Date: November 3, 2023	Daniel C. Janki Executive Vice President & Chief Financial Officer

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